Exhibit 99.3

575 Maryville Centre Drive St. Louis, Missouri 63141, USA Tel: +1.314.674.1000 Fax: +1.314.674.1585 www.solutia.com

January 27, 2012

Dear Mr. Customer:

You may by now have seen the announcement that Solutia has agreed to be acquired by Eastman Chemical (“Eastman”). Some of you may know Eastman well, and will therefore recognize the value in this strategic development for all of Solutia’s stakeholders.

When the transaction is completed, the industry will have a new, stronger and more competitive player with unparalleled technical expertise, a range of state-of-the-art products and a commitment to developing and delivering solutions that our customers demand and need.

Solutia and Eastman are an excellent strategic fit, not only in terms of our businesses, geographic presence and products, but also in terms of what we stand for. Both companies are known for investment in high-growth markets worldwide and the highest levels of customer support and service in our industry. Culturally, we share a deep and abiding commitment to operational excellence, developing products that respond directly to market demand, and delivering value to all our stakeholders.

Combined, Solutia and Eastman will create a leading chemicals, fibers and plastics materials producer with the financial strength, diversified and complementary mix of premium products and geographic footprint to continue our history of product innovation to meet our customers’ evolving needs. Facing global trends like rapid growth in emerging markets, improved living standards across the developing world and increased urbanization, our customers around the world are demanding premium specialty chemicals and performance materials that enhance safety, security, energy efficiency and quality of life – and those are exactly the kinds of products that we will continue to deliver.

The transaction is expected to close mid-year, and we are working to ensure a seamless transition for our customers. What this means is that we do not anticipate that anything will change for you in the near term. You will continue to receive the same excellent service from us.

We will be in touch with you in due course to discuss today’s announcement in more detail, but for now I want to thank you for your ongoing support of Solutia, and reiterate that we remain committed to supporting your businesses by continuing to provide you with the very best in customer service and delivering the finest quality and most innovative products.

Best regards,

/s/ Richard Calk

Richard Calk

V.P. Commercial Operations

Advanced Interlayers Division

Additional Information about the Merger and Where to Find It

Eastman will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Solutia and a prospectus of Eastman relating to the merger. Investors and stockholders of Solutia and Eastman are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the merger. These documents (and all other materials filed by Solutia or Eastman with the SEC) will be available at no charge on the SEC’s website at www.sec.gov. The final proxy statement/prospectus will be mailed to stockholders of Solutia when it becomes available. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger because they will contain important information about the merger and the parties to the merger.

Participants in the Merger Solicitation

Solutia, Eastman and certain of their directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of Solutia’s stockholders in connection with the merger. Information regarding Eastman’s directors and executive officers is available in Eastman’s proxy statement filed with the SEC on March 24, 2011 in connection with its 2011 annual meeting of stockholders, and information regarding Solutia’s directors and executive officers is available in Solutia’s proxy statement filed with the SEC on March 4, 2011 in connection with its 2011 annual meeting of stockholders. Additional information about the interests of potential participants will be included in the proxy statement and other relevant materials which may be filed with the SEC in connection with the merger when and if they become available.